Exhibit 10.5

June 1, 2004

Interlink Electronics, Inc.

546 Flynn Road

Camarillo, CA 93012

Gentlemen:

This letter amendment (this “Amendment”) is to confirm the changes agreed upon between WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) and INTERLINK ELECTRONICS, INC. (“Borrower”) to the terms and conditions of that certain letter agreement between Bank and Borrower dated as of June 1, 2002, as amended from time to time (the “Agreement”). For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree that the Agreement shall be amended as follows to reflect said changes.

1. The Agreement is hereby amended by deleting “June 1, 2004” as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date “June 1, 2005,” with such change to be effective upon the execution and delivery to Bank of a promissory note dated as of June 1, 2004 (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

2. Paragraph I.1. (b) is hereby deleted in its entirety, and Paragraphs I.1. (c) and (d) are hereby redesignated as Paragraphs I.1. (b) and (c).

3. Paragraph II.3 is hereby deleted in its entirety, and the following substituted therefor:

“3. Unused Commitment Fee. Borrower shall pay to Bank a fee equal to three-quarters percent (0.75%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Line of Credit, which fee shall be calculated on a quarterly basis by Bank and shall be due and payable by Borrower in arrears on each March 31, June 30, September 30 and December 31.”

Interlink Electronics, Inc.

June 1, 2004

4. Paragraph V.3. (c) is hereby deleted in its entirety, and Paragraph V.3. (d) is hereby redesignated as Paragraph V.3. (c).

5. Paragraph V.9. (a) is hereby deleted in its entirety, and the following substituted therefor:

“(a) Tangible Net Worth not at any time less than $21,300,000.00, with “Tangible Net Worth” defined as the aggregate of total stockholders’ equity plus subordinated debt less any intangible assets.”

6. Paragraph V.9. (d) is hereby deleted in its entirety, and the following substituted therefor:

“(d) Net income after taxes not less than $200,000.00 on an annual basis, determined as of each fiscal year end, and net income after taxes not less than $50,000.00 on a quarterly basis, determined as of each fiscal quarter end.”

7. Except as specifically provided herein, all terms and conditions of the Agreement remain in full force and effect, without waiver or modification. All terms defined in the Agreement shall have the same meaning when used herein. This Amendment and the Agreement shall be read together, as one document.

8. Borrower hereby remakes all representations and warranties contained in the Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of Borrower’s acknowledgment set forth below there exists no default or defined event of default under the Agreement or any promissory note or other contract, instrument or document executed in connection therewith, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute such a default or defined event of default.

Interlink Electronics, Inc.

June 1, 2004

Your acknowledgment of this Amendment shall constitute acceptance of the foregoing terms and conditions.

Sincerely,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ John Ray
John Ray Vice President

Acknowledged and accepted as of /s/ May 25, 2004:

INTERLINK ELECTRONICS, INC.

By:	/s/ Paul D. Meyer
Title:	/s/ CFO

February 1, 2005

Interlink Electronics, Inc.

546 Flynn Road

Camarillo, CA 93012

Gentlemen:

This letter amendment (this “Amendment”) is to confirm the changes agreed upon between WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) and INTERLINK ELECTRONICS, INC. (“Borrower”) to the terms and conditions of that certain letter agreement between Bank and Borrower dated as of June 1, 2002, as amended from time to time (the “Agreement”). For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree that the Agreement shall be amended as follows to reflect said changes.

1. Paragraphs V.9. (a) and (d) are hereby deleted in their entirety, and the following substituted therefor:

“(a) Tangible Net Worth not at any time less than $34,000,000.00, with “Tangible Net Worth” defined as the aggregate of total stockholders’ equity plus subordinated debt less any intangible assets.

(d) Net losses after taxes not greater than $500,000.00, determined as of fiscal year end of 2004, and pre-tax losses not greater than $550,000.00, determined as of the 4th quarter ending December 31, 2004 and net profit after taxes (i) not less than $50,000.00 in first quarter commencing March 31, 2005 and (ii) not less than $200,000.00 on an annual basis, determined as of fiscal year end December 31, 2005.”

2. Except as specifically provided herein, all terms and conditions of the Agreement remain in full force and effect, without waiver or modification. All terms defined in the Agreement shall have the same meaning when used herein. This Amendment and the Agreement shall be read together, as one document.

3. Borrower hereby remakes all representations and warranties contained in the Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of Borrower’s acknowledgment set forth below there exists no default or defined event of default under the Agreement or any promissory note or other contract, instrument or document executed in connection therewith, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute such a default or defined event of default.

Interlink Electronics, Inc.

February 1, 2005

Your acknowledgement of this Amendment shall constitute acceptance of the foregoing terms and conditions.

Sincerely,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ John E. Ray
John E. Ray Vice President

Acknowledged and accepted as of /s/ 2/9/05 :

INTERLINK ELECTRONICS, INC.

By:	/s/ Paul D. Meyer
Title:	/s/ CFO